UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 8.01 Other Events

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2006, we entered into several agreements with Sara Lee Corporation (“Sara Lee”) to effect the contribution of Sara Lee’s branded apparel Americas/Asia business (which does not include Sara Lee’s European and U.K. operations), to us in connection with our separation and spin-off from Sara Lee. Specifically, we entered into the following agreements:

•	Master Separation Agreement

•	Tax Sharing Agreement

•	Employee Matters Agreement

•	Master Transition Services Agreement

•	Real Estate Matters Agreement

•	Indemnification and Insurance Matters Agreement

•	Intellectual Property Matters Agreement

The material terms of these agreements are disclosed below.

Master Separation Agreement

The Master Separation Agreement governs the contribution of Sara Lee’s branded apparel Americas/Asia business to us, the subsequent distribution of shares of our common stock to Sara Lee stockholders and other matters related to Sara Lee’s relationship with us. To effect the contribution, Sara Lee agreed to transfer all of the assets of the branded apparel Americas/Asia business to us and we agreed to assume, perform and fulfill all of the liabilities of the branded apparel Americas/Asia division in accordance with their respective terms, except for certain liabilities to be retained by Sara Lee. All assets transferred are generally transferred on an “as is,” “where is” basis.

Under the Master Separation Agreement, we also agreed to use reasonable best efforts to obtain any required consents, substitutions or amendments required to novate or assign all rights and obligations under any contracts to be transferred in connection with the contribution. Sara Lee’s agreement to consummate the distribution was subject to the satisfaction of a number of conditions including the following:

•	the registration statement for our common stock being declared effective by the SEC;

•	any actions and filings with regard to applicable securities and blue sky laws of any state being taken and becoming effective or accepted;

•	our common stock being accepted for listing on the New York Stock Exchange, on official notice of distribution;

•	no legal restraint or prohibition preventing the consummation of the contribution or distribution or any other transaction related to the spin-off being in effect;

•	Sara Lee’s receipt of a private letter ruling from the IRS or an opinion of counsel to the effect, among other things, that the spin-off will qualify as a tax-free distribution for U.S. federal income tax purposes under Section 355 of the Internal Revenue Code and as part of a tax-free reorganization under Section 368(a)(1)(D) of the Internal Revenue Code;

•	the contribution becoming effective in accordance with the Master Separation Agreement and the ancillary agreements;

•	Sara Lee receiving a satisfactory solvency opinion with regards to our company from an investment banking or valuation firm; and

•	our receipt of the proceeds of the borrowings under a new senior secured credit facility, a new second lien credit facility and a new bridge loan facility and distribution of $2.4 billion to Sara Lee.

We and Sara Lee will agree to waive, and neither we nor Sara Lee will be able to seek, consequential, special, indirect or incidental damages or punitive damages.

Tax Sharing Agreement

We also entered into a Tax Sharing Agreement with Sara Lee. This agreement (i) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and Sara Lee, (ii) provides for restrictions and indemnities in connection with the tax treatment of the distribution, and (iii) addresses other tax-related matters.

Under the Tax Sharing Agreement, Sara Lee generally is liable for all U.S. federal, state, local, and foreign income taxes attributable to us with respect to taxable periods ending on or before the distribution date and for certain income taxes attributable to us with respect to taxable periods beginning before the distribution date and ending after the distribution date. We have agreed to indemnify Sara Lee (and Sara Lee has agreed to indemnify us) for any tax detriments arising from an inter-group adjustment, but only to the extent we (or Sara Lee) realize a corresponding tax benefit.

The Tax Sharing Agreement also provides that we are liable for taxes incurred by Sara Lee that arise as a result of our taking or failing to take certain actions that result in the distribution failing to meet the requirements of a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Code. We therefore have agreed that, among other things, we will not take any actions that would result in any tax being imposed on the spin off, including, subject to specified exceptions:

•	selling or acquiring from any person, any of our equity securities;

•	disposing of assets that, in the aggregate, constitute more than 50% of our gross assets;

•	engaging in certain transactions with regard to our socks business;

•	dissolving, liquidating or engaging in any merger, consolidation, or other reorganization; or

•	taking any action that would cause Sara Lee to recognize gain under any gain recognition agreement to which Sara Lee is a party.

In addition, we have agreed not to engage in certain of the actions described above, whether before or after the two-year period following the spin off, if it is pursuant to an arrangement negotiated (in whole or in part) prior to the first anniversary of the spin off.

Notwithstanding the foregoing, we may engage in activities that are prohibited by the tax sharing agreement if we provide Sara Lee with an unqualified opinion of tax counsel or if Sara Lee receives a supplemental private letter ruling from the IRS, acceptable to Sara Lee, to the effect that these actions will not affect the tax-free nature of the spin off.

Employee Matters Agreement

We also entered into an Employee Matters Agreement with Sara Lee. This agreement allocates responsibility for employee benefit matters on the date of and after the spin-off, including the treatment of existing welfare benefit plans, savings plans, equity-based plans and deferred compensation plans as well as our establishment of new plans. Under the Employee Matters Agreement, the Hanesbrands Inc. Retirement Savings Plan assumed all liabilities from the Sara Lee 401(k) Plan related to our current and former employees and Sara Lee caused the accounts of our employees to be transferred to the Hanesbrands Inc. Retirement Savings Plan. The Hanesbrands Inc. Pension and Retirement Plan assumed all liabilities from the Sara Lee Corporation Consolidated Pension and Retirement Plan related to our current and former employees, and Sara Lee caused the assets of these plans related to our current and former employees to be transferred to the Hanesbrands Inc. Pension and Retirement Plan.

We have also agreed to assume the liabilities for, and Sara Lee will transfer the assets of Sara Lee’s retirement plans related to pension benefits accrued by our current and former employees covered under Sara Lee’s Canadian retirement plan, obligations under Sara Lee’s nonqualified deferred compensation plan, and assume certain other defined contribution plans and defined pension plan. We also agreed to assume medical liabilities related to our employees under Sara Lee’s employee healthcare plan.

Master Transition Services Agreement

In connection with the spin-off, we also entered into a Master Transition Services Agreement with Sara Lee. Under the Master Transition Services Agreement we and Sara Lee agreed to provide each other with specified support services related to among others:

•	human resources and financial shared services for a period of seven months with one 90-day renewal term;

•	tax-shared services for a period of one year with one 15-month renewal term; and

•	information technology services for a period ranging from six months with no renewal term to one year with indefinite renewal terms based on the service provided.

Each of these services is provided for a fee, which differs depending upon the service.

Real Estate Matters Agreement

Along with each of the other agreements relating to the spin-off, we entered into a Real Estate Matters Agreement with Sara Lee. This agreement governs the manner in which Sara Lee will transfer to or share with us various leased and owned properties associated with the branded apparel business. The Real Estate Matters Agreement describes the property to be transferred or shared with us for each type of transaction (e.g., conveyance, assignments and subleases) and includes the standard forms of the proposed transfer documents (e.g., forms of conveyance and assignment) as exhibits. Under the agreement, we have agreed to accept the transfer of all of the properties allocated to us, even if such properties have been damaged by a casualty or other change in condition. We also have agreed to pay all costs and expenses required to effect the transfers (including landlord consent fees, landlord attorneys’ fees, title insurance fees and transfer taxes).

Indemnification and Insurance Matters Agreement

We also have entered into an Indemnification and Insurance Matters Agreement with Sara Lee. This agreement provides general indemnification provisions pursuant to which we have agreed to indemnify Sara Lee and its affiliates, agents, successors and assigns from all liabilities (other than liabilities related to tax, which are solely covered by the tax sharing agreement) arising from:

•	our failure to pay, perform or otherwise promptly discharge any of our liabilities;

•	our business;

•	any breach by us of the master separation agreement or any of the ancillary agreements; and

•	any untrue statement of a material fact or any omission to state a material fact required to be stated with respect to the information contained in our registration statement on Form 10 or our information statement that was distributed to Sara Lee stockholders.

   Sara Lee has agreed to indemnify us and our affiliates, agents, successors and assigns from all liabilities (other than liabilities related to tax, which are solely covered by the tax sharing agreement) arising from:

•	its failure to pay, perform or otherwise promptly discharge any of its liabilities;

•	Sara Lee’s business;

•	any breach by Sara Lee of the master separation agreement or any of the ancillary agreements; and

•	with regard to sections relating to Sara Lee, any untrue statement of a material fact or any omission to state a material fact required to be stated with respect to the information contained in our registration statement on Form 10 or our information statement that was distributed to Sara Lee stockholders.

Further, under this agreement, we and Sara Lee have released each other from any liabilities existing or alleged to have existed on or before the date of the distribution. This provision does not preclude us or Sara Lee from enforcing the Master Separation Agreement or any ancillary agreement we have entered into with each other.

The Indemnification and Insurance Matters Agreement contains provisions governing the recovery by and payment to us of insurance proceeds related to our business and arising on or prior to the date of the distribution and our insurance coverage. We have agreed to reimburse Sara Lee, to the extent it is required to pay, for amounts necessary to satisfy all applicable self-insured retentions, fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered by insurance policies in connection with our liabilities.

Intellectual Property Matters Agreement

We also entered into an Intellectual Property Matters Agreement with Sara Lee. The Intellectual Property Matters Agreement provides for the license by Sara Lee to us of certain software. It also will govern the wind-down of our use of certain of Sara Lee’s trademarks (other than those being transferred to us in connection with the spin-off).

Item 8.01 Other Events

Prior to and in connection with the Distribution, Sara Lee, as sole stockholder of the Company, on June 29, 2006, elected the following persons to the Company’s Board of Directors (the “Board”):

•	Harry A. Cockrell

•	Charles W. Coker

•	Bobby J. Griffin

•	James C. Johnson

•	J. Patrick Mulcahy

•	Andrew J. Schindler

•	Alice Peterson

The election of Ms. Peterson became effective on August 16, 2006, while the election of Messrs. Cockrell, Coker, Griffin, Johnson, Mulcahy, and Schindler became effective on September 5, 2006. In connection with the election of Messrs. Cockrell, Coker, Griffin, Johnson, Mulcahy, and Schindler, former board members Diana Ferguson and Roderick Palmore resigned, effective September 5, 2006, from the Board of Directors.

Biographical information regarding our Directors is contained in our Information Statement dated August 11, 2006, filed with the Securities and Exchange Commission (“SEC”), and is incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 6, 2006

Hanesbrands Inc.

By:	/s/ Catherine Meeker
Catherine Meeker
Associate General Counsel and Secretary